UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2009

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-22537-01	23-2215075
(Commission File Number)	(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA 19512
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 822-3321

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01  Other Events.

On June 12, 2009 at 4:00 p.m., Eastern Time, executive management of National Penn Bancshares, Inc., acting upon delegated authority from the Board of Directors, terminated the 10% discount for optional cash contributions and the $250,000 monthly maximum limit on optional cash contributions under the Dividend Reinvestment and Stock Purchase Plan (the “Plan”).

Optional cash contributions received and processed for investment on this month's investment date, June 17, 2009, will be invested under the Plan at 90% of fair market value of National Penn common stock on that date.  No further contributions will be accepted for investment under the Plan on June 17, 2009.  The Plan’s administrator will return to Plan participants all optional cash contributions received and not processed for investment.

Beginning on June 18, 2009, National Penn will accept monthly optional cash contributions in amounts not to exceed $10,000 each for investment under the Plan on or about the 17th of the following month.  These investments will be made at fair market value of National Penn common stock on the investment date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

Date:	June 12, 2009	By:	/s/ Glenn E. Moyer
			Name:	Glenn E. Moyer
			Title:	President and CEO